UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 13, 2026

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland, 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On October 13, 2026 (the “Effective Date”), Tenable Holdings, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), collateral agent and L/C issuer, and the lenders from time to time party thereto (the “Lenders”).
The Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of $400.0 million, including a $40.0 million sublimit for the issuance of letters of credit. The Credit Agreement provides that the Company has the right at any time and from time to time to incur one or more incremental revolving commitments and/or incremental term loans up to an unlimited amount, subject to certain customary conditions precedent and other requirements. The Lenders are not obligated to provide any such incremental loans or commitments. The proceeds of the loans under the Credit Agreement may be used for working capital and general corporate purposes. As of the Effective Date, the Company had no outstanding revolving loans and approximately $200,000 of outstanding letters of credit under the Credit Agreement.
Revolving loans under the Credit Agreement may be borrowed, repaid and reborrowed, without premium or penalty (subject to customary breakage costs), until their maturity date under the Credit Agreement (the “Maturity Date”), at which time all amounts borrowed must be repaid. Revolving loans under the Credit Agreement will mature on the fifth anniversary of the Effective Date, except that if the outstanding principal amount of any Springing Maturity Debt (as defined in the Credit Agreement) exceeds the greater of $167.0 million and 50% of Consolidated EBITDA (as defined in the Credit Agreement) on any date that is 91 days prior to the final scheduled maturity date of such Springing Maturity Debt, then the Maturity Date will be the date that is 91 days prior to the earliest scheduled maturity date of such Springing Maturity Debt, unless, on such date, (i) the Company’s Liquidity (as defined in the Credit Agreement) at such time is greater than 125% of the aggregate outstanding principal amount of such Springing Maturity Debt or (ii) the Company’s Total Leverage Ratio (as defined in the Credit Agreement), calculated on a pro forma basis, does not exceed 2.00 to 1.00 for the most recently ended test period.
At the Company’s option, and subject to certain conditions, borrowings bear interest at a base rate, a term Secured Overnight Financing Rate (“SOFR”) rate or an alternative currency rate, plus, in each case, an applicable margin based upon the Company’s Total Leverage Ratio. Interest is payable quarterly in arrears with respect to borrowings bearing interest at the base rate or on the last day of an interest period, but at least every three months, with respect to borrowings bearing interest at a term SOFR rate or an alternative currency rate. The Company is required to pay to the Administrative Agent for the account of each Lender a commitment fee on a quarterly basis in an amount equal to 0.175% to 0.35% (depending on the Company’s Total Leverage Ratio) of unused availability under the revolving facility. The Company is also obligated to pay the Administrative Agent fees customary for revolving credit facilities of this size and type.
The Credit Agreement contains customary representations, warranties, and affirmative and negative covenants. The negative covenants include restrictions on liens, investments, indebtedness, fundamental changes, restricted payments, transactions with affiliates, prepayments of subordinated debt and other matters, all subject to certain exceptions. In addition, the Credit Agreement contains financial covenants that require the Company to maintain (i) a Total Leverage Ratio of less than or equal to 4.00:1.00, tested at the end of each fiscal quarter, and (ii) an Interest Coverage Ratio of not less than 3.00:1.00, tested at the end of each fiscal quarter. The Total Leverage Ratio covenant is subject to a 0.50:1.00 step-up for four fiscal quarters following a Material Acquisition (as defined in the Credit Agreement).
The obligations under the Credit Agreement are required to be guaranteed by certain of the Company’s material domestic subsidiaries and are secured by substantially all of the assets of the Company and such subsidiary guarantors, subject to customary exceptions.
The Credit Agreement includes customary events of default that include, among other things: non-payment of principal, interest or fees; inaccuracy of representations and warranties; violation of certain covenants; cross default to certain other indebtedness; bankruptcy and insolvency events; material judgments; invalidity of collateral documents or guarantees; change of control; and certain material ERISA events, subject to thresholds and cure periods as set forth in the Credit Agreement. Upon the occurrence and during the continuance of an event of default, the Lenders may terminate their commitments and accelerate the Company’s obligations under the Credit Agreement and may exercise certain other rights and remedies provided for under the Credit Agreement, the other loan documents and applicable law. Notwithstanding the foregoing, acceleration will be automatic in the case of bankruptcy and insolvency events of default involving the Company or any material subsidiary.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On October 13, 2026, the Company issued a press release announcing that it entered into the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of October 13, 2026, among Tenable Holdings, Inc., as borrower, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and L/C issuer, and the lenders party thereto

99.1	Press Release, dated October 13, 2026
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on October 13, 2026, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	October 13, 2026	By:	/s/ Michelle VonderHaar
Michelle VonderHaar
Chief Legal Officer and Corporate Secretary